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                                                                  EXHIBIT 5.1
                           Harney Westwood & Riegels
        Barristers, Solicitors, Notaries, Patent and Trade Mark Agents
                         Craigmuir Chambers, PO Box 71
                  Road Town, Tortola, British Virgin Islands
              Telephone: (284) 494-2233      Fax: (284) 494-3547
              e-mail: mail@harneys.com       web-site: www.harneys.com


17 May 2000

OpenTV Corp.
401 East Middlefield Road
Mountain View
CA 94043
USA

Dear Sirs

OpenTV Corp. - IBC No. 346535

We have been asked as counsel to Open TV Corp., a British Virgin Islands company (the "Company"), to provide this legal opinion in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of 13,465,955 Class A Ordinary Shares of no par value in the Company (the "Shares") to be offered by the Company to certain current and former employees of the Company, OpenTV, Inc., a Delaware corporation ("OpenTV, Inc.") and majority-owned subsidiary of the Company, and the Company's other direct and indirect subsidiaries, pursuant to the Company's 2000 Exchange Plan, the Company's 1999 Share Option/Share Issuance Plan and the OpenTV, Inc. 1999 Employee Stock Purchase Plan.

1.   For the purpose of this opinion we have reviewed the following documents:

     (a) the Registration Statement on Form S-8 provided to us by Cravath, Swaine & Moore (the "Registration Statement") and filed by the Company with the United States Securities and Exchange Commission on 16 May 2000 for the purpose of registering the Shares;

     (b)  (i)    a copy the Company's 2000 Exchange Plan;

          (ii)   a copy of the Company's 1999 Share Option/Share Issuance
                 Plan; and

          (iii)  a copy of the OpenTV, Inc. 1999 Employee Stock Purchase
                 Plan.

          (items (i-iii) are collectively referred to as the "Plans")

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     (c) the Memorandum and Articles of Association and certificate of incorporation of the Company obtained from the British Virgin Islands Companies Registry on 29 April 2000;

     (d) a facsimile copy of a Secretary's Certificate, issued by James F. Brown, dated 16 May 2000 attaching a copy of the resolutions of the directors of the Company approving the Company's entry into, and authorising;

         (i) the entry into the Company's 2000 Exchange Plan and the filing of the Registration Statement; and

         (ii)  the issuance of the Shares;

         and certifying that (i) the resolutions were duly adopted by the Board of Directors of the Company at a special meeting of the Board held, pursuant to notice duly given or waived, on 12 May 2000 and (ii) the resolutions have not been amended or rescinded and remain in full force and effect as of the date of the Certificate.

     (e) a Registered Agent's Certificate dated 5 May 2000 issued by Havelet Trust Company (BVI) Limited, the Registered Agent of the Company in the British Virgin Islands;

     (f) the public records of the Company as at 15 May 2000 on file with, and available for inspection at, the Companies Registry in the British Virgin Islands; and

     (g) the records of proceedings on file with, and available for inspection on 15 May 2000 at the Hight Court of Justice, British Virgin Islands.

 2. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

 3.  Based on the foregoing, we are of the opinion that:-

     (a) the Company is a company limited by shares, duly incorporated, validly existing, and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands;

     (b) the Company has full statutory authority, corporate power and legal right to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and

     (c) the Shares to be offered and sold by the Company have been legally authorised and, when sold pursuant to the terms described in the Registration Statement, and paid for at least to the extent of their par value, will be legally issued, fully paid and non-assessable.

 4. In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

 This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

 Yours faithfully

 HARNEY WESTWOOD & RIEGELS

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